UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2015

GUARDIAN 8 HOLDINGS
 (Exact name of registrant as specified in its charter)

Nevada	333-150954	26-0674103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7432 E. Tierra Buena Lane, Suite 102 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 659-6007

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

In accordance with General Instruction B.2 of Form 8-K, the following disclosure is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

In recent weeks, Guardian 8’s Pro V2 Enhanced Non-Lethal device has been featured on the evening news with; an ABC (September 2, 2015) station in Arizona; an NBC affiliate in Washington (October 5, 2015); and a CBS affiliate in Texas (October 20, 2015).  Most of these stories focused on the Pro V2’s expanding presence in select school districts across the country as part of a larger initiative to deploy the device in highly-sensitive facilities across the Nation.

All of these stories are available on the Internet through the following links:

ABC 15 Phoenix, AZ (September 2, 2015) – http://www2.abc15.com/web/knxv/news/region-northeast-valley/scottsdale/scottsdale-company-aims-to-cut-down-on-school-other-violence-with-new-device

NBC 23/25 Yakima/Kennewick, WA (October 5, 2015) – http://www.nbcrightnow.com/category/189473/video-center?clipId=11894593&autostart=true

CBS 19 Tyler, TX (October 20, 2015) – http://www.cbs19.tv/story/30310228/longview-isd-acquires-non-lethal-security-technology-at-no-start-up-costs

In addition, on October 15, 2015, Universal Media Group, an unaffiliated third party organization, issued a press release featuring Guardian 8’s entry into many independent school districts in Texas.  A copy of the press release is attached to this filing as Exhibit 99.1.

Item 9.01 Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Universal Media Group Press Release dated October 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guardian 8 Holdings

By: /s/ C. Stephen Cochennet
      C. Stephen Cochennet, Chief Executive Officer

Date: October 26, 2015